Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated March 16, 2007 with respect to the consolidated financial statements included in this Amendment No. 1 to the Registration Statement (Form S-8 No. 333-120329).

/s/ Carlin, Charron & Rosen LLP

Westborough, Massachusetts
November 19, 2007